                                                                   Exhibit 99.A2

                          THE PAINEWEBBER EQUITY TRUST,
                             GROWTH STOCK SERIES 22


                          TRUST INDENTURE AND AGREEMENT


                            Dated as of May 19, 1999


                                  Incorporating


                     Standard Terms and Conditions of Trust
                            Dated as of July 1, 1998,


                                     Between

                            PAINEWEBBER INCORPORATED,
                                  as Depositor


                                       and


                         INVESTORS BANK & TRUST COMPANY
                                   as Trustee

         THIS TRUST INDENTURE AND AGREEMENT dated as of May 19, 1999 between PaineWebber Incorporated, as Depositor and Investors Bank & Trust Company, as Trustee, which sets forth certain of its provisions in full and incorporates other of its provisions by reference to a document entitled "Standard Terms and Conditions of Trust" dated as of July 1, 1998, among the parties hereto (hereinafter called the "Standard Terms"), such provisions as are set forth in full and such provisions as are incorporated by reference constituting a single instrument.

                          W I T N E S S E T H  T H A T:

         WHEREAS, the parties hereto have heretofore or concurrently herewith entered into the Standard Terms in order to facilitate creation of a series of securities issued under a unit investment trust pursuant to the provisions of the Investment Company Act of 1940, as amended, and the laws of the State of New York, each of which series will be composed of redeemable securities representing undivided interests in a trust fund composed of publicly traded common or preferred stocks issued by domestic or foreign companies, and, in certain cases, interest-bearing United States Treasury Obligations ("Treasury Obligations"); and

         WHEREAS, the parties now desire to create the Twenty-second Growth Stock Trust of the aforesaid series;

         NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee agree as follows:

         Section 1. Incorporation of Standard Terms and Conditions of Trust. Subject to the provisions of Section 2 of this Trust Indenture and Agreement set forth below, all of the provisions of the Standard Terms are incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully to all intents and purposes as though said provisions had been set forth in full in this instrument. Unless otherwise stated, section references shall refer to sections in the Standard Terms.

         Section 2. Specific Terms of this Series. The following terms are hereby agreed to for this series of The PaineWebber Equity Trust, which series shall be known and designated as "The PaineWebber Equity Trust, Growth Stock Series 22".

         A. (1) The aggregate number of Units outstanding on the date hereof for this Series is 100,000.

                    (2) The initial fractional undivided interest represented by each Unit of this series shall be 1/100,000th of the Trust Fund. A receipt evidencing the ownership of this total number of Units outstanding on the date hereof is being delivered by the Trustee to the Depositor.

                    (3) The Securities deposited into the Trust on the Initial Date of Deposit are set forth on Schedule A hereto.


                    B. The term "Record Date" shall mean September 10, 1999 and quarterly thereafter; provided, however, that with respect to a distribution required by Section 2.02(b), the Record Date shall be the last business day of the month during which the contract to purchase the Security fails.


                    Record Date shall also include such date or dates determined by the Sponsor and the Trustee as necessary or desirable and in the best interest of the Unitholders for federal or state tax purposes, or for other purposes (hereinafter a "Special Record Date"), which date may replace a regularly scheduled Record Date if such regularly scheduled Record Date is within 30 days of a Special Record Date.


                    C. The term "Distribution Date" shall mean the 15th day following each Record Date, commencing September 25, 1999, and quarterly thereafter with respect to Income Account Distributions (the "Income Account Distribution Dates") and shall mean December 31, 1999 and annually thereafter with respect to Capital Account Distributions (the "Capital Account Distribution Dates"), except that the Trustee may declare a Record Date of December 31 in any year for a Distribution Date of January 25 of the following year, if required for compliance with the rules and regulations governing regulated investment companies. With respect to a distribution required by Section 2.02(b), the Distribution Date shall be the fifteenth (15) day after the Record Date with respect thereto.


                    In the event a Special Record Date is declared, "Distribution Date" shall also include such Special Record Date as is determined by the Sponsor and the Trustee to be the Distribution Date in respect of such Special Record Date.

                    D. The Discretionary Liquidation Amount shall be fifty per centum (50%) of the aggregate value of the Securities originally deposited on the date hereof and subsequently deposited pursuant to any Supplemental Indenture pursuant to Section 2.02.


                    E. The Mandatory Termination Date shall be June 1,
2004. Unless advised to the contrary by the Sponsor, the date on which the Trustee shall begin to sell equity Securities in accordance with Section 9.01 shall be May 11, 2004.


                    F. The Trustee's annual compensation as referred to in
Section 8.05 shall be $.0170 per Unit computed monthly based on the largest number of Units outstanding during the preceding month.

                    G. The Sponsor's annual compensation pursuant to Section
7.02 shall be computed as $.0035 per Unit, based on the largest number of Units outstanding in a calendar year.

                    H. The balance in the Capital Account below which no distribution need be made, as referred to in Section 3.04, is $0.05 per Unit outstanding.

                    I. The calendar year to be specified pursuant to Section
3.05 shall be calendar year 1999, so that the Trustee's first annual report will be furnished to Unitholders within a reasonable period of time following calendar year 1999.


                    J. The Sponsor's Initial Costs are estimated to be $0.020 per Unit.


                    K. The Trust hereby elects to qualify as a Regulated Investment Company under the Internal Revenue Code of 1986, as amended. The taxable year for this Trust shall end on December 31.

                    L. The Trust hereby elects to make available a Reinvestment Plan for this Series.

                    M. Units of this Trust shall not be held in certificated form.

                    N. The Trust may receive Supplemental Deposits and issue Additional Units in accordance with Section 2.02(c).


                    O. The Units of this Trust shall be subject to a Deferred Sales Charge in an amount, and that shall be paid in the manner, as set forth below and in the Prospectus. Commencing in the seventh (7th) month of the Trust's first year (November, 1999) and continuing through the twelfth (12th) month of the Trust's first year (April, 2000) and then commencing again in the seventh (7th) month of the Trust's second year (November, 2000) and continuing through the twelfth (12th) month of the Trust's second year (April, 2001), the Deferred Sales Charge per 100 Units will be $15.00 per year for such two year period.

                    P. For purposes of this Trust, the In-Kind Distribution Amount shall be $500,000, and the Sponsor shall direct whether an In-Kind Distribution shall be made.

                    Q. The Trustee's address for notices under Section 10.06 is:


                               Hancock Towers
                               200 Clarendon Street
                               Boston, MA 02116

                  IN WITNESS WHEREOF, PaineWebber Incorporated has caused this Trust Indenture and Agreement to be executed by one of its Senior Vice Presidents and its corporate seal to be hereto affixed and attested by one of its Assistant Secretaries, and Investors Bank & Trust Company has caused this Trust Indenture to be executed by one of its Authorized Signatories and its corporate seals to be hereto affixed and attested by one of its Authorized Signatories, all as of the date first above written.

                                               PAINEWEBBER INCORPORATED
                                               as Depositor and Sponsor



SEAL                                           By
                                                  -----------------------------
                                                  Senior Vice President



Attest:


--------------------------
         Secretary

STATE OF NEW YORK    )
                     :ss.:
COUNTY OF NEW YORK   )


                  On this 19th day of May, 1999 before me personally appeared Robert E. Holley, to me known, who being by me duly sworn, said that he is a Senior Vice President of PaineWebber Incorporated, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.





                                    --------------------------------
                                    Notary Public

                          SCHEDULE A TO TRUST INDENTURE


                         THE PAINEWEBBER EQUITY TRUST
                            GROWTH STOCK SERIES 22
                            SCHEDULE OF INVESTMENTS
                  AS OF INITIAL DATE OF DEPOSIT, MAY 19, 1999



COMMON STOCKS (1)





                  PRIMARY INDUSTRY SOURCE AND                     NUMBER OF     COST OF SECURITIES
                        NAME OF ISSUER                              SHARES         TO TRUST(2)
--------------------------------------------------------------   -----------   -------------------
Air Freight Transportation (1.57%)
   FDX Corporation* ..........................................       260          $  15,567.50
Airlines (1.51%)
   AMR Corporation ...........................................       210             14,975.63
Apparel Manufacturers (3.14%)
   Gucci Group ...............................................       210             15,408.75
   Tommy Hilfiger Corporation* ...............................       200             15,725.00
Auction House/Art Dealer (1.58%)
   Sotheby's Holdings, Inc. ..................................       400             15,675.00
Beverages (1.60%)
   LVMH (Louis Vuitton Moet Hennessy)+ .......................       280             15,820.00
Broadcast Services (1.54%)
   Clear Channel Communications, Inc.* .......................       220             15,290.00
Computers--Hardware/Software (6.14%)
   Dell Computer Corporation* ................................       350             15,421.88
   International Business Machines Corporation (IBM) .........        60             14,295.00
   Microsoft Corporation* ....................................       200             15,737.50
   Sun Microsystems, Inc.* ...................................       240             15,315.00
Cosmetics & Toiletries (1.60%)
   The Estee Lauder Companies Inc. ...........................       170             15,810.00
Cruise Lines (1.59%)
   Carnival Corporation ......................................       360             15,750.00
Financial Institutions/Banks (12.84%)
   Bank One Corporation ......................................       260             15,892.50
   Citigroup Inc. ............................................       240             16,575.00
   Donaldson, Lufkin & Jenrette, Inc. ........................       210             15,540.00
   Merrill Lynch & Co., Inc. .................................       200             15,562.50
   Morgan Stanley Dean Witter & Co. ..........................       160             15,830.00
   State Street Corporation ..................................       200             15,987.50
   The Bank of New York Company, Inc. ........................       430             15,453.13
   Wells Fargo Company .......................................       400             16,150.00
Insurance--Multi-Line (7.91%)
   Berkshire Hathaway Inc.* ..................................         7             16,618.00
   Hartford Life, Inc. .......................................       310             15,500.00
   Nationwide Financial Services, Inc. .......................       340             15,406.25
   The Allstate Corporation ..................................       420             15,435.00
   The Progressive Corporation ...............................       110             15,372.50

                         THE PAINEWEBBER EQUITY TRUST
                            GROWTH STOCK SERIES 22
                            SCHEDULE OF INVESTMENTS
            AS OF INITIAL DATE OF DEPOSIT, MAY 19, 1999 (CONTINUED)

COMMON STOCKS (1)



          PRIMARY INDUSTRY SOURCE AND              NUMBER OF     COST OF SECURITIES
                 NAME OF ISSUER                      SHARES         TO TRUST(2)
-----------------------------------------------   -----------   -------------------
Internet Software (3.09%)
   America Online, Inc.* ......................        110         $  14,863.75
   Yahoo! Inc.* ...............................        100            15,681.25
Multimedia (3.18%)
   The Walt Disney Company ....................        530            15,668.13
   Time Warner Inc. ...........................        220            15,812.50
Networking Products (1.53%)
   Cisco Systems, Inc.* .......................        130            15,104.38
Office Automation & Equipment (1.59%)
   Xerox Corporation ..........................        260            15,778.75
Printers & Related Products (1.60%)
   Lexmark International Group, Inc.* .........        120            15,877.50
Radio (1.57%)
   Infinity Broadcasting Corporation* .........        550            15,537.50
REITS--Warehouse/Industrial (3.16%)
   AMB Property Corporation ...................        700            15,662.50
   EastGroup Properties, Inc. .................        790            15,602.50
Retail--Apparel/Shoe (7.95%)
   Abercrombie & Fitch Co.* ...................        190            15,805.63
   AnnTaylor Stores Corporation* ..............        350            16,187.50
   Intimate Brands, Inc. ......................        320            15,720.00
   The Gap, Inc. ..............................        250            15,328.13
   The Talbots, Inc. ..........................        490            15,649.38
Retail--Building Products (3.10%)
   Lowe's Companies, Inc. .....................        290            15,351.88
   The Home Depot, Inc. .......................        260            15,372.50
Retail--Catalog Shopping/Mail Order (3.95%)
   Lands' End, Inc.* ..........................        360            15,660.00
   Lillian Vernon Corporation .................        580             7,830.00
   Spiegel, Inc.* .............................      1,880            15,627.50
Retail--Discount (3.16%)
   Costco Companies, Inc.* ....................        200            15,512.50
   Wal-Mart Stores, Inc. ......................        340            15,767.50
Retail--Internet (4.65%)
   Amazon.com, Inc.* ..........................        120            15,915.00
   eBay, Inc.* ................................         80            15,165.00
   Priceline.com Incorporated* ................        110            14,973.75

                         THE PAINEWEBBER EQUITY TRUST
                            GROWTH STOCK SERIES 22
                            SCHEDULE OF INVESTMENTS
            AS OF INITIAL DATE OF DEPOSIT, MAY 19, 1999 (CONTINUED)

COMMON STOCKS (1)



             PRIMARY INDUSTRY SOURCE AND                 NUMBER OF     COST OF SECURITIES
                    NAME OF ISSUER                         SHARES         TO TRUST(2)
-----------------------------------------------------   -----------   -------------------
Retail--Jewelry (3.20%)
   Tiffany & Co. ....................................   190              $  15,983.75
   Zale Corporation* ................................   400                 15,700.00
Retail--Office Supplies (3.14%)
   Office Depot, Inc.* ..............................   751                 15,582.50
   Staples, Inc.* ...................................   570                 15,532.50
Retail--Restaurants (1.56%)
   Starbucks Corporation* ...........................   420                 15,408.75
Telecommunications (9.39%)
   AT&T Corp. .......................................   260                 15,323.82
   Level 3 Communications, Inc.* ....................   180                 15,480.00
   Lucent Technologies Inc. .........................   260                 15,340.00
   MCI WorldCom, Inc.* ..............................   180                 15,997.50
   Nextel Communications, Inc.* .....................   410                 15,503.13
   Qwest Communications International Inc.* .........   170                 15,268.13
Toys (1.58%)
   Mattel, Inc. .....................................   600                 15,675.00
Travel Services (1.58%)
   The SABRE Group Holdings, Inc.* ..................   250                 15,656.25
                                                                         ------------
  TOTAL INVESTMENTS .................................                    $ 990,020.00
                                                                         ============



----------
(1)   All Securities are represented entirely by contracts to purchase
      Securities.
(2) Valuation of the Securities by the Trustee was made as described in "Valuation" as of the close of business on the business day prior to the Initial Date of Deposit.
(3)   The loss to the Sponsor on the Initial Date of Deposit is $59.
 *  Non-income producing security.
 + These shares are U.S. dollar denominated and pay dividends in U.S. dollars but are subject to investment risks generally facing common stocks of foreign issuers. (See "Risk Factors and Special Considerations.")